                                                                      EXHIBIT 11


             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES
  WEIGHTED AVERAGE NUMBER OF SHARES AND EARNINGS USED IN PER SHARE COMPUTATION
                        (DOLLARS AND SHARES IN THOUSANDS)


                                                           TWELVE MONTHS ENDED DECEMBER 31,
                                                    ------------------------------------------
                                                     1999              1998              1997
                                                    ------            ------            ------
The weighted average number of shares of
  Common Stock were as follows .........            90,000            90,000            90,000
                                                    ======            ======            ======

Income used in the computation of earnings per share were as follows:

                                                                        TWELVE MONTHS ENDED DECEMBER 31,
                                                            -------------------------------------------------
CONTINUED OPERATIONS                                           1999                  1998                  1997
                                                            ---------             ---------             ---------
Net Earnings ...................................            $(327,027)            $  51,837             $  33,920

Dividends paid on preferred stocks .............                 (520)                 (520)                 (520)
                                                            ---------             ---------             ---------

Income used in per share computation of earnings            $(327,547)            $  51,317             $  33,400
                                                            =========             =========             =========
Basic and fully dilutive earnings per share ....            $   (3.64)            $    0.57             $    0.37
                                                            =========             =========             =========


                                                                    TWELVE MONTHS ENDED DECEMBER 31,
                                                            -----------------------------------------------
DISCONTINUED OPERATIONS                                     1999               1998                  1997
                                                            ----            ---------             ---------
Net Earnings ...................................            $ --            $(105,897)            $ (13,783)

Dividends paid on preferred stocks .............              --                   --                    --
                                                            ----            ---------             ---------

                                                            ----            ---------             ---------
Income used in per share computation of earnings            $ --            $(105,897)            $ (13,783)
                                                            ====            =========             =========
Basic and fully dilutive earnings per share ....            $ --            $   (1.18)            $   (0.15)
                                                            ====            =========             =========


                                                                 TWELVE MONTHS ENDED DECEMBER 31,
                                                            -------------------------------------------
CUMULATIVE EFFECT OF ACCOUNTING CHANGE                        1999            1998                1997
                                                            -------         -------             -------
Cumulative effect of accounting change .........            $    --         $(4,890)            $    --

Dividends paid on preferred stocks .............                 --              --                  --
                                                            -------         -------             -------

Income used in per share computation of earnings            $    --         $(4,890)            $    --
                                                            =======         =======             =======

Basic and fully dilutive earnings per share ....            $    --         $ (0.05)            $    --
                                                            =======         =======             =======


                                                                       TWELVE MONTHS ENDED DECEMBER 31,
                                                            -----------------------------------------------------
CONSOLIDATED                                                  1999                  1998                  1997
                                                            ---------             ---------             ---------
Net Earnings ...................................            $(327,027)            $ (58,950)            $  20,137

Dividends paid on preferred stocks .............                 (520)                 (520)                 (520)
                                                            ---------             ---------             ---------

Income used in per share computation of earnings            $(327,547)            $ (59,470)            $  19,617
                                                            =========             =========             =========

Basic and fully dilutive earnings per share ....            $   (3.64)            $   (0.66)            $    0.22
                                                            =========             =========             =========